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                                                                   EXHIBIT 10.23

                                 CONNECT, INC.

                          AGREEMENT AND MUTUAL RELEASE

     This Agreement and Mutual Release ("Agreement") is made by and between CONNECT, Inc., a California corporation (the "Company"), and Henry Morgan ("Employee").

     WHEREAS, Employee is employed by the Company;

     WHEREAS, the Company and Employee have entered into an agreement regarding confidential information and ownership of inventions (the "Employee Agreement"); and

     WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

     1.  Resignation; Continuation of Employment; Benefits.
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         (a) Employee and the Company agree to the following terms with respect to continuation of Employee's employment by the Company:

          (i) that Employee's status as Executive Vice President, Chief Financial Officer of the Company shall terminate at such time as so determined by the Company's Board of Directors, provided, however, that Employee's employment with the Company shall continue beyond the termination of such status as provided in this Agreement. Employee and the Company agree that Employee shall retain his current executive office until such time as a new Executive Vice President, Chief Financial Officer is hired at which time Employee would be relocated to another office in the Company's headquarters building with ongoing administrative support;

          (ii) that Employee shall continue to work as a full-time employee of the Company until August 15, 1996, and shall be entitled to receive his regular salary (less applicable withholding) while so employed. The Company and Employee further agree that Employee's employment may continue until November 15, 1996, if so requested by Employee, and that if continued, the Company shall pay Employee his regular salary (less applicable withholding) for such period of employment. Employee's last day of employment is referred to in this Agreement as the Termination Date;

          (iii) that the Company shall have the right at any time, prior to November 15, 1996, to terminate the employment of Employee with Cause, as defined in Section 14 below, and without payment of any consideration to Employee; and

          (iv) that as a condition to Employee's continued employment with the Company, Employee agrees to provide services to assist the President, or other employees of the Company as designated by the President, in fulfilling tasks identified by the President. All of such tasks shall fall within the normal scope of duties of the Company's Chief Financial Officer.

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       (b) Except as otherwise provided below and elsewhere in this
Agreement, Employee shall not be entitled to participate in any of the Company's benefit plans or programs offered to employees or officers of the Company after the Termination Date.

          (i) Employee shall continue to receive the Company's life, medical, dental and vision insurance benefits at Company expense until the Termination Date. Following such date, Employee shall have the right to continue, at his own expense, coverage under the Company's medical, dental and vision (but not life) insurance programs as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Employee's coverage under the Company's Accidental Death & Dismemberment and Long-Term Disability Insurance Programs shall terminate on the Termination Date.

       (c) In consideration for Employee's agreement to remain an Employee through August 15, 1996, the Parties agree that an additional 30,000 shares of the Company's Common Stock purchasable by Employee pursuant to the terms of the stock option agreements issued by the Company to Employee shall vest on the Effective Date of this Agreement. The Company and Employee agree that such vesting shall occur as of the Effective Date but that if Employee voluntarily terminates his employment with the Company for any reason other than death or disability before August 15, such shares shall be forfeited to the Company. The Parties further agree that if Employee terminates his employment on August 15, an additional 10,000 option shares shall vest on the termination date. In addition, the Parties agree that if Employee elects to continue his employment after August 15, Employee shall be entitled to the vesting of additional option shares as follows: (1) if Employee terminates his employment after August 15, but before September 15, 1996, an additional 6,667 shares shall vest on the termination date; (2) if Employee terminates his employment after September 15, but before October 15, 1996, an additional 3,334 shares shall vest on the termination date; and (3) if Employee terminates his employment after October 15, but before November 15, 1996, no additional shares shall vest on the termination date. Employee acknowledges and agrees that he remains bound by all other terms of the stock option agreements issued by the Company to Employee, including, but not limited to, the possible imposition of a market standoff agreement in connection with an initial public offering of the Company's Common Stock.

       (d) Employee acknowledges and agrees that the additional vesting of option shares described in paragraph (c) above and the Company's agreement to retain Employee as an employee and to pay him his salary through November 15, 1996, are in full satisfaction of any obligations the Company would otherwise have to Employee in connection with Employee's termination of employment and are, in addition, accepted by Employee in consideration for the release of claims set forth below and other obligations under this Agreement.

    2. No Other Payments Due.  The Company agrees that it will continue to pay
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to Employee his normal salary through the Termination Date per the Company's normal payroll practices, and the Company will pay to Employee on or before the Termination Date all salary and accrued vacation as may then be due to Employee. Employee will execute an acknowledgment of receipt of all such payments as received and an acknowledgment that, in light of the payment by the Company of all wages due, or to become due to Employee, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

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                 No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     3.  Release of Claims.  In consideration for the obligations of both
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parties set forth in this Agreement, Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

         (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

         (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, other than claims relating to rights to purchase shares that have vested or that vest pursuant to the terms of this Agreement;

         (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

         (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

         (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

         (f) any and all claims for attorneys' fees and costs.

          The Company and Employee agree that the release set forth in this
Section 3 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     4.  Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges
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that he is waiving and releasing any rights he may have under the Age
Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to

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anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-
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one (21) days within which to consider this Agreement; (c) he has at least seven
(7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

     5.  Civil Code Section 1542.  The Parties represent that they are not aware
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of any claim by either of them other than the claims that are released by this
Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     6.  No Admission of Liability. The Parties understand and acknowledge that
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this Agreement constitutes a compromise and settlement of disputed claims.  No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

     7.  Tax Consequences.  The Company makes no representations or warranties
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with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement or the Consulting Agreement (or the exhibits thereto). Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

     8.  Confidentiality.  The Parties hereto each agree to use their best
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efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a

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reasonable need to know of such Settlement Information. Notwithstanding the foregoing , the Company in its sole discretion may choose to describe the contents of this Agreement, and publicly file this Agreement as an exhibit, as part of any document prepared in connection with any securities offering by the Company, which document may be distributed publicly, in which case Employee shall be released from the covenant contained in this paragraph.

     9.  Non-Disparagement.  Each Party agrees to refrain from any
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disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

     10.  Authority.  The Company represents and warrants that the undersigned
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has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     11.  No Representations.  Neither Party has relied upon any representations
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or statements made by the other Party hereto which are not specifically set forth in this Agreement.

     12.  Severability.  In the event that any provision hereof becomes or is
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declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13.  Arbitration.  The Parties shall attempt to settle all disputes arising
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in connection with this Agreement (or any of the exhibits hereto) through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Santa Clara County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs.

     14.  Cause.   For purposes of this Agreement, "Cause" shall mean gross
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negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company. Anything contained in this Section 14 to the contrary notwithstanding, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the Board of Directors of the Company, after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board, finding that in the good faith opinion of the Board, Employee has engaged in the conduct described in this
Section 14.

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     15.  Entire Agreement.  This Agreement, and the exhibits thereto, represent
          ----------------
the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company, other than the stock option agreements described in Section 1 and the Employee Agreement described in the recitals.

     16.  No Oral Modification.  This Agreement may only be amended in writing
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signed by Employee and the Company.

     17.  Governing Law.  This Agreement shall be governed by the laws of the
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State of California.

     18.  Effective Date.  This Agreement is effective seven days after it has
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been signed by both Parties and such date is referred to herein as the
"Effective Date."

     19.  Counterparts.  This Agreement may be executed in counterparts, and
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each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     20.  Assignment.  This Agreement may not be assigned by Employee or the
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Company without the prior written consent of the other party.  Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Employee.

     21.  Voluntary Execution of Agreement.  This Agreement is executed
          --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a) they have read this Agreement;

          (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) they are fully aware of the legal and binding effect of this Agreement.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement and Mutual
Release on the respective dates set forth below.


                                    CONNECT, INC.


Dated as of May 24, 1996            By: /s/ Thomas P. Kehler
                                       ---------------------

                                    Title:  President & Chief Executive Officer



                                    HENRY MORGAN, an individual


Dated as of May 24, 1996               /s/ Henry V. Morgan
                                    -----------------------
                                    Henry Morgan

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